Filed pursuant to Rule 433(d)
Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$156,923,000 (Approximate)
Home Equity Loan Trust Series 2006-SD3

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3 (Issuing Entity)

November 10, 2006

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

FREE WRITING PROSPECTUS DATED November 10, 2006

ACE Securities Corp.
Home Equity Loan Trust, Series 2006-SD3

$156,923,000 (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window(mos.)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / F

A	$122,152,000	Float	1.83	1 - 81	0	ACT/360	November 2045	AAA / AAA
M-1	$16,182,000	Float	5.04	45 - 81	0	ACT/360	November 2045	AA / AA
M-2	$9,958,000	Float	4.71	41 - 81	0	ACT/360	November 2045	A / A
M-3	$4,149,000	Float	4.63	40 - 81	0	ACT/360	November 2045	BBB+ / BBB+
M-4	$2,324,000	Float	4.60	39 - 81	0	ACT/360	November 2045	BBB / BBB
M-5	$2,158,000	Float	4.59	39 - 81	0	ACT/360	November 2045	BBB / BBB-
Total	$156,923,000

Pricing Speed

Fixed Rate Mortgage Loans	100% PPC (25% CPR for all periods)
Adjustable-Rate Mortgage Loans	100% PPC (30% CPR for all periods)

Transaction Overview

Offered Certificates:
The Class A Certificates (the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Senior Certificates and the Mezzanine Certificates are referred to herein collectively as the “Offered Certificates”. The pass-through rate on the Class A Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate. The pass-through rate on each class of Mezzanine Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a margin and (ii) the Net WAC Pass-Through Rate.

Class A Certificates:	Class A Certificates

Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Transaction Overview

Collateral:
The Mortgage Loans will consist of approximately 841 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $165,967,323. A majority of the Mortgage Loans are loans that either have document deficiencies or fall outside of the originators’ underwriting guidelines based on a variety of factors. The mortgage pool also contains Mortgage Loans which have defaulted in the past and are now re-performing either pursuant to the terms of the original note or under the provisions of a bankruptcy plan. For each Mortgage Loan which is re-performing, the borrower’s “Legal Balance” is equal to the outstanding principal balance of such Mortgage Loan as of the Cut-off Date plus any Arrearage. The “Arrearage” with respect to each re-performing Mortgage Loan is equal to the interest portion of the payments due on such Mortgage Loan but not received as of the Cut-off Date. Approximately 0.01% of the Mortgage Loans are Daily Simple Interest Loans (as defined below).

NOTE: The information related to approximately 99.292% the Mortgage Loans (by Principal Balance) described herein reflects information as of September 30, 2006 and as of October 5, 2006 for the remainder of the Mortgage Loans. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the Mortgage Loans and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial certificate principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease of up to 10% from amounts shown on the front cover hereof.

Daily Simple Interest Loans:
The Daily Simple Interest Loans provide for substantially equal monthly payments that are allocated to principal and interest according to the daily simple interest method. Each monthly payment consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was paid and the denominator of which is 365 days, as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on the scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the scheduled due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been received on the scheduled due date. Conversely, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made on the scheduled due date, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described above. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the mortgage loan.

Depositor:	ACE Securities Corp. (“ACE”)
Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3. The Issuing Entity is also referred to herein as the trust.
Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company
Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Transaction Overview
Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	Madison Equity	$21,913,458.85	13.20%
	IndyMac	18,058,668.75	10.88%
	Luxury Mortgage Corp.	18,003,254.03	10.85%
	WAMU	17,120,744.97	10.32%
	Ownit	13,408,241.20	8.08%
	Greenpoint	11,672,593.75	7.03%
	Alliance Banc Corp.	10,789,677.75	6.50%
	Other (less than 5%)	55,000,683.79	33.14%
	Total:	$165,967,323.09	100.00%

Servicers:
Primary servicing will be provided by Ocwen Loan Servicing, LLC (“Ocwen”) (approximately 73.18%), IndyMac Bank, F.S.B. (“IndyMac”) (approximately 10.80%), Washington Mutual Bank, FA (“WAMU”) (approximately 10.32%) and Select Portfolio Servicing, Inc. (“SPS”) (approximately 5.70%).

Credit Risk Manager:	Risk Management Group, LLC (“RMG”)

Underwriter:	Deutsche Bank Securities Inc.

Cut-off Date:	As of the close of business September 30, 2006 with respect to approximately 99.292% of the mortgage loans (by principal balance) and October 5, 2006 with respect to the remainder

Expected Pricing:	Week of November 13, 2006

Expected Closing Date:	On or about November 30, 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date for the Offered Certificates will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in December 2006.

Servicer Remittance Date:
With respect to any Distribution Date and (i) Ocwen, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day, (ii) SPS, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 18th day, (iii) WAMU, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the next business day following such 18th day and (iv) IndyMac, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a business day, the Servicer Remittance Date for such month shall be the next business day following such 18th day.

Due Period:
With respect to each Servicer other than WAMU, the Due Period with respect to the first Distribution Date commences on the first day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. With respect to each Servicer other than WAMU, the Due Period with respect to any Distribution Date thereafter commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs. With respect to WAMU, the Due Period with respect to the first Distribution Date commences on the first day of the month immediately preceding the month in which such Distribution Date occurs and ends on the last day of such month. With respect to WAMU, the Due Period with respect to any Distribution Date thereafter is the calendar month immediately preceding the month in which such Distribution Date occurs.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview

Prepayment Period:
The Prepayment Period with respect to any Distribution Date for the Mortgage Loans serviced by (i) Ocwen and SPS, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, and the period beginning on the 16th day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the 15th day of the month in which such Distribution Date occurs with respect to prepayments in full, (ii) WAMU, the calendar month preceding the month in which the related Distribution Date occurs.

Interest Accrual Period:
Interest on the Offered Certificates will initially accrue on all Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of Offered Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of Offered Certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related pass-through rate for the most recently ended Interest Accrual Period, to the extent permitted by applicable law.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

Administration Fee Rate:
The Master Servicer, Servicers and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately [0.5800]% per annum for the Mortgage Loans.

Compensating Interest:
Ocwen will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans received during the portion of the Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which the Distribution Date occurs up to the Servicing Fee payable to Ocwen. SPS will be required to cover Prepayment Interest Shortfalls with respect to voluntary prepayments in full on the related Mortgage Loans received during the portion of the Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which the Distribution Date occurs up to one half of the Servicing Fee payable to SPS. WAMU will be required to cover Prepayment Interest Shortfalls with respect to prepayments in full on the related Mortgage Loans up to the Servicing Fee payable to WAMU. If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview (Cont.)

Expense Adjusted Mortgage Rate:
For any Mortgage Loan and for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and the fair market value of all properties acquired by the trust in respect of the Mortgage Loans) as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. If the Master Servicer elects to repurchase the Mortgage Loans, the outstanding Certificate Principal Balance of each class of certificates will be paid in full, together with accrued interest.

Monthly Servicer Advances:
Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments. Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer only to the extent such amounts are deemed recoverable by such Servicer. If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Arrearages (if any)
2) Excess Interest
3) Overcollateralization (“OC”)
4) Subordination

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans will be allocated sequentially on any Distribution Date, first, for those Mortgage Loans with Arrearages, to the amount of such Mortgage Loan’s Arrearage, second, to Net Monthly Excess Cashflow, third, to the Class CE Certificates, fourth, to the Class M-5 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-3 Certificates, seventh, to the Class M-2 Certificates, and eighth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates the principal amount of the reduction in the Certificate Principal Balance of such certificates will no longer accrue interest and will not be reinstated thereafter. However, allocated Realized Losses may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow to the extent available.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview (Cont.)

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Overcollateralization Amount for the Certificates will be approximately 5.45% and is anticipated to build to approximately 6.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Required Overcollateralization Amount”). On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 12.70% of the ending aggregate principal balance of the Mortgage Loans as of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollaterization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the Certificate Principal Balance of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 54.60%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and Class CE Certificates by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred on the Mortgage Loans during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

Class	(S / F)	Initial CE %	Target CE%	CE % On/After Step Down Date
A	AAA / AAA	26.40%	27.30%	54.60%
M-1	AA / AA	16.65%	17.55%	35.10%
M-2	A / A	10.65%	11.55%	23.10%
M-3	BBB+ / BBB+	8.15%	9.05%	18.10%
M-4	BBB / BBB	6.75%	7.65%	15.30%
M-5	BBB / BBB-	5.45%	6.35%	12.70%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount, (ii) all amounts collected as Arrearage payments and (iii) the excess of the Available Distribution Amount over the sum of (x) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (y) with respect to the Mezzanine Certificates, the aggregate Interest Distribution Amount for such Distribution Date and (z) the amount of principal collected on the mortgage loans for such Distribution Date.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview (Cont.)

Net WAC Pass-Through Rate:
Offered Certificates: The per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of Mortgage Loans subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SD3 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available in the priority described herein.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event occurs at any time, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess cashflow required to reach or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 54.60% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage).

Principal distributions to the Class A Certificates will be allocated to the Class A Certificates until the Certificate Principal Balance has been reduced to zero;

Class M Principal Distribution Amount:
Unless the Certificate Principal Balance of the Class A Certificates is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 35.10% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 23.10% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 18.10% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately an 15.30% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), and fifth to the Class M-5 Certificates until it reaches approximately an 12.70% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage).

If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner described under "Class A Principal Distribution Amount" and then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview (Cont.)

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of: 1.5 times the Margin or the Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date on or after the Step-Down that the rolling six month average of a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balances of (i) all 60-day Delinquent Mortgage Loans, as of the close of business on the last day of the related Due Period, (ii) Mortgage Loans in foreclosure, (iii) REO Properties and (iv) Mortgage Loans discharged due to bankruptcy and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Due Period, in each case after taking into account unscheduled collections of principal received during the related Prepayment Period equals or exceeds [29.30]% of the Credit Enhancement Percentage.

For Mortgage Loans that are the subject of forbearance plans and Mortgage Loans with respect to which the related borrower is the subject of bankruptcy proceedings, delinquency shall be deemed to mean delinquency of the monthly payment due under the related forbearance plan or bankruptcy plan, as applicable.

A Mortgage Loan is a "60-day Delinquent Mortgage Loan" if the excess, if any, of (1) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the last day of the related Due Period minus (2) the number of days the most delinquent monthly payment for such Mortgage Loan was delinquent as of the close of business on the Cut-off Date, is greater than or equal to 60.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
December 2009 to November 2010	[3.89]%, plus 1/12th of [2.11]% for each month thereafter
December 2010 to November 2011	[6.00]%, plus 1/12th of [1.25]% for each month thereafter
December 2011 to November 2012	[7.25]%, plus 1/12th of [0.25]% for each month thereafter
December 2012 and thereafter	[7.50]%

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Transaction Overview (Cont.)

Payment Priority:	On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.
To pay interest on the Class A Certificates, including any Interest Carry Forward Amount, then to pay interest excluding any Interest Carry Forward Amount sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.

2.	To pay principal on the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.
3.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.
4.
From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of the Certificates to the extent necessary to build up to or maintain the Required Overcollateralization Amount.

5.	From excess interest, if any, to pay the Interest Carry Forward Amounts sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.
6.	From excess interest, if any, to pay the allocated Realized Losses sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order.
7.	From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Offered Certificates in the same order of priority as described in clause 1 above.
8.	To pay any remaining amount to the non-offered certificates in accordance with the pooling and servicing Agreement.
ERISA:
It is expected that the Class A Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”) and the Mezzanine Certificates may be purchased by Plans through certain insurance company general accounts. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)	Cap Ceiling (%)
1	12/25/2006	165,967,323.09	7.794	10.5
2	1/25/2007	161,267,026.09	7.796	10.5
3	2/25/2007	156,700,207.05	7.799	10.5
4	3/25/2007	152,262,980.61	7.799	10.5
5	4/25/2007	147,951,656.67	7.806	10.5
6	5/25/2007	143,762,802.81	7.82	10.5
7	6/25/2007	139,693,237.07	7.821	10.5
8	7/25/2007	135,739,115.20	7.846	10.5
9	8/25/2007	131,897,314.18	7.846	10.5
10	9/25/2007	128,164,469.39	7.844	10.5
11	10/25/2007	124,537,461.91	7.870	10.5
12	11/25/2007	121,013,592.14	7.871	10.5
13	12/25/2007	117,589,525.37	7.936	10.5
14	1/25/2008	114,261,409.11	8.102	10.5
15	2/25/2008	111,029,150.54	8.118	10.5
16	3/25/2008	107,888,484.24	8.276	10.5
17	4/25/2008	104,838,457.85	8.371	10.5
18	5/25/2008	101,876,694.14	8.394	10.5
19	6/25/2008	98,996,642.43	8.430	10.5
20	7/25/2008	96,198,415.96	8.495	10.5
21	8/25/2008	93,479,802.76	8.499	10.5
22	9/25/2008	90,838,124.36	8.594	10.5
23	10/25/2008	88,272,168.97	8.601	10.5
24	11/25/2008	85,778,793.49	8.623	10.5
25	12/25/2008	83,356,321.16	8.634	10.5
26	1/25/2009	81,002,485.03	8.679	10.5
27	2/25/2009	78,715,549.43	8.681	10.5
28	3/25/2009	76,493,284.67	8.668	10.5

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Sensitivity Table
To 10% Call
		0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
A	Avg Life	18.51	3.74	1.83	1.15	0.85
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Nov-35	Jun-19	Aug-13	Oct-09	Jan-09

M-1	Avg Life	26.59	8.27	5.04	4.95	3.50
	First Payment Date	Aug-29	Oct-10	Aug-10	Oct-09	Jan-09
	Last Payment Date	Nov-35	Jun-19	Aug-13	Jan-12	Aug-10

M-2	Avg Life	26.59	8.27	4.71	4.26	3.18
	First Payment Date	Aug-29	Oct-10	Apr-10	Jun-10	Aug-09
	Last Payment Date	Nov-35	Jun-19	Aug-13	Jan-12	Aug-10

M-3	Avg Life	26.59	8.27	4.63	3.99	2.95
	First Payment Date	Aug-29	Oct-10	Mar-10	Apr-10	Jun-09
	Last Payment Date	Nov-35	Jun-19	Aug-13	Jan-12	Aug-10

M-4	Avg Life	26.59	8.27	4.60	3.91	2.89
	First Payment Date	Aug-29	Oct-10	Feb-10	Mar-10	May-09
	Last Payment Date	Nov-35	Jun-19	Aug-13	Jan-12	Aug-10

M-5	Avg Life	26.59	8.27	4.59	3.87	2.85
	First Payment Date	Aug-29	Oct-10	Feb-10	Feb-10	Apr-09
	Last Payment Date	Nov-35	Jun-19	Aug-13	Jan-12	Aug-10

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
Sensitivity Table
Maturity
		0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
A	Avg Life	18.55	4.00	1.99	1.15	0.85
	First Payment Date	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
	Last Payment Date	Oct-39	Nov-31	Dec-21	Oct-09	Jan-09

M-1	Avg Life	26.69	9.08	5.54	6.33	4.54
	First Payment Date	Aug-29	Oct-10	Aug-10	Oct-09	Jan-09
	Last Payment Date	Aug-36	Nov-29	Jun-20	Oct-18	Aug-15

M-2	Avg Life	26.69	9.04	5.18	4.63	3.45
	First Payment Date	Aug-29	Oct-10	Apr-10	Jun-10	Aug-09
	Last Payment Date	Aug-36	Apr-28	Mar-19	Jun-16	Nov-13

M-3	Avg Life	26.69	8.98	5.06	4.34	3.21
	First Payment Date	Aug-29	Oct-10	Mar-10	Apr-10	Jun-09
	Last Payment Date	Aug-36	Jul-26	Jan-18	Jun-15	Mar-13

M-4	Avg Life	26.69	8.93	5.00	4.23	3.13
	First Payment Date	Aug-29	Oct-10	Feb-10	Mar-10	May-09
	Last Payment Date	Aug-36	Jun-25	Apr-17	Dec-14	Oct-12

M-5	Avg Life	26.69	8.87	4.96	4.16	3.07
	First Payment Date	Aug-29	Oct-10	Feb-10	Feb-10	Apr-09
	Last Payment Date	Aug-36	Sep-24	Nov-16	Jul-14	Jun-12

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	12/25/2006	12.059	44	7/25/2010	11.410
2	1/25/2007	10.255	45	8/25/2010	11.062
3	2/25/2007	10.255	46	9/25/2010	11.108
4	3/25/2007	11.065	47	10/25/2010	11.483
5	4/25/2007	10.261	48	11/25/2010	11.151
6	5/25/2007	10.537	49	12/25/2010	11.535
7	6/25/2007	10.285	50	1/25/2011	11.169
8	7/25/2007	10.538	51	2/25/2011	11.187
9	8/25/2007	10.288	52	3/25/2011	12.436
10	9/25/2007	10.291	53	4/25/2011	11.236
11	10/25/2007	10.560	54	5/25/2011	11.714
12	11/25/2007	10.316	55	6/25/2011	11.378
13	12/25/2007	10.574	56	7/25/2011	11.759
14	1/25/2008	10.316	57	8/25/2011	11.375
15	2/25/2008	10.318	58	9/25/2011	11.368
16	3/25/2008	10.880	59	10/25/2011	11.770
17	4/25/2008	10.329	60	11/25/2011	11.387
18	5/25/2008	10.645	61	12/25/2011	11.769
19	6/25/2008	10.378	62	1/25/2012	11.384
20	7/25/2008	10.759	63	2/25/2012	11.380
21	8/25/2008	10.480	64	3/25/2012	12.158
22	9/25/2008	11.152	65	4/25/2012	11.367
23	10/25/2008	11.562	66	5/25/2012	11.739
24	11/25/2008	11.264	67	6/25/2012	11.354
25	12/25/2008	11.601	68	7/25/2012	11.726
26	1/25/2009	11.423	69	8/25/2012	11.342
27	2/25/2009	11.431	70	9/25/2012	11.336
28	3/25/2009	12.726	71	10/25/2012	11.707
29	4/25/2009	9.947	72	11/25/2012	11.323
30	5/25/2009	10.476	73	12/25/2012	11.694
31	6/25/2009	10.184	74	1/25/2013	11.310
32	7/25/2009	10.666	75	2/25/2013	11.306
33	8/25/2009	10.398	76	3/25/2013	12.510
34	9/25/2009	10.622	77	4/25/2013	11.304
35	10/25/2009	11.014	78	5/25/2013	11.674
36	11/25/2009	10.725	79	6/25/2013	11.290
37	12/25/2009	11.119	80	7/25/2013	11.660
38	1/25/2010	10.789	81	8/25/2013	11.278
39	2/25/2010	10.811
40	3/25/2010	12.045
41	4/25/2010	10.956
42	5/25/2010	11.382
43	6/25/2010	11.028

*PPC:100%
*1 Month LIBOR: 20%
*6 Month Libor: 20%
*1 Year CMT 20%
*1 Year LBIOR 20%

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Excess Spread
(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	1 Year Forward LIBOR (%)	1 Year Forward Treasury (%)
1	317	317	5.32000	5.35940	5.35940	5.35940
2	209	203	5.37370	5.32700	5.32700	5.32700
3	210	208	5.34060	5.27360	5.27360	5.27360
4	267	269	5.29200	5.21830	5.21830	5.21830
5	215	222	5.23740	5.16070	5.16070	5.16070
6	236	244	5.22870	5.09990	5.09990	5.09990
7	218	236	5.13130	5.04250	5.04250	5.04250
8	240	261	5.07680	5.02380	5.02380	5.02380
9	222	251	5.00750	5.01230	5.01230	5.01230
10	223	258	4.93990	5.00910	5.00910	5.00910
11	244	282	4.90230	5.01430	5.01430	5.01430
12	227	268	4.88010	5.02440	5.02440	5.02440
13	253	278	5.02610	5.03580	5.03580	5.03580
14	252	280	5.00900	5.01880	5.01880	5.01880
15	255	284	4.99140	5.00090	5.00090	5.00090
16	308	336	4.97380	4.98340	4.98340	4.98340
17	282	314	4.95770	4.96730	4.96730	4.96730
18	304	335	4.94040	4.95000	4.95000	4.95000
19	291	324	4.92410	4.93350	4.93350	4.93350
20	318	349	4.90590	4.93610	4.93610	4.93610
21	301	335	4.89070	4.94090	4.94090	4.94090
22	319	346	4.87410	4.94790	4.94790	4.94790
23	339	366	4.85680	4.95400	4.95400	4.95400
24	325	354	4.84150	4.96280	4.96280	4.96280
25	345	363	4.94140	4.97340	4.97340	4.97340
26	334	354	4.93360	4.96560	4.96560	4.96560
27	336	356	4.92650	4.95780	4.95780	4.95780
28	390	407	4.91720	4.94960	4.94960	4.94960
29	342	361	4.91080	4.94290	4.94290	4.94290
30	373	389	4.90340	4.93530	4.93530	4.93530
31	359	376	4.89630	4.92830	4.92830	4.92830
32	379	395	4.88790	4.94470	4.94470	4.94470
33	366	383	4.88090	4.96440	4.96440	4.96440
34	375	391	4.87340	4.98640	4.98640	4.98640
35	395	409	4.86510	5.00700	5.00700	5.00700
36	380	397	4.85850	5.03000	5.03000	5.03000
37	399	403	5.00500	5.05670	5.05670	5.05670
38	366	373	5.00490	5.05610	5.05610	5.05610
39	350	358	5.00470	5.05500	5.05500	5.05500
40	405	412	5.00270	5.05450	5.05450	5.05450
41	353	363	5.00310	5.05430	5.05430	5.05430
42	373	383	5.00200	5.05300	5.05300	5.05300
43	356	367	5.00150	5.05260	5.05260	5.05260
44	376	385	5.00020	5.06070	5.06070	5.06070
45	359	370	5.00020	5.07070	5.07070	5.07070
46	360	371	4.99830	5.08130	5.08130	5.08130
47	378	389	4.99690	5.08950	5.08950	5.08950

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Excess Spread (continued)
(Assumes Pricing Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in bp (Forward LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	1 Year Forward LIBOR (%)	1 Year Forward Treasury (%)
48	360	372	4.99630	5.10020	5.10020	5.10020
49	378	384	5.05590	5.11140	5.11140	5.11140
50	360	368	5.05690	5.11170	5.11170	5.11170
51	361	368	5.05740	5.11160	5.11160	5.11160
52	414	420	5.05670	5.11220	5.11220	5.11220
53	361	369	5.05810	5.11300	5.11300	5.11300
54	381	388	5.05860	5.11260	5.11260	5.11260
55	364	372	5.05840	5.11350	5.11350	5.11350
56	382	389	5.05810	5.12220	5.12220	5.12220
57	364	373	5.05870	5.13380	5.13380	5.13380
58	364	374	5.05820	5.14320	5.14320	5.14320
59	382	391	5.05760	5.15240	5.15240	5.15240
60	365	375	5.05760	5.16400	5.16400	5.16400
61	382	387	5.11600	5.17360	5.17360	5.17360
62	364	370	5.11800	5.17460	5.17460	5.17460
63	364	369	5.11820	5.17480	5.17480	5.17480
64	399	404	5.11810	5.17530	5.17530	5.17530
65	363	370	5.12010	5.17630	5.17630	5.17630
66	381	387	5.11960	5.17620	5.17620	5.17620
67	363	369	5.12030	5.17680	5.17680	5.17680
68	380	386	5.12100	5.18300	5.18300	5.18300
69	362	369	5.12080	5.19050	5.19050	5.19050
70	362	369	5.12090	5.19690	5.19690	5.19690
71	379	386	5.12130	5.20240	5.20240	5.20240
72	361	369	5.12330	5.21000	5.21000	5.21000
73	379	383	5.15920	5.21610	5.21610	5.21610
74	361	366	5.16000	5.21670	5.21670	5.21670
75	360	365	5.16030	5.21680	5.21680	5.21680
76	413	417	5.15950	5.21640	5.21640	5.21640
77	360	366	5.16110	5.21820	5.21820	5.21820
78	378	383	5.16040	5.21680	5.21680	5.21680
79	360	365	5.16070	5.21690	5.21690	5.21690
80	377	382	5.16050	5.22440	5.22440	5.22440
81	359	365	5.16030	5.23090	5.23090	5.23090

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
- The CDR that can be sustained without the referenced Class incurring a writedown

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	36.49	20.10
M-2	22.25	14.98
M-3	17.72	12.88
M-4	15.58	11.73
M-5	13.83	10.74

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL

Number of Mortgage Loans:	841	Index Type:
Aggregate Principal Balance:	$165,967,323	1 Year Treasury:	0.19%
Average Original Principal Balance:	$199,738	6 Month LIBOR:	65.84%
Average Current Principal Balance:	$197,345	1 Month LIBOR:	0.34%
Range:	$2,036 - $3,900,000	Other	7.50%
W.A. Coupon:	8.374%	Fixed Rate:	26.13%
Range:	4.500% - 14.125%	W.A. Initial Periodic Cap (3):	3.32%
W.A. Gross Margin:	5.270%	W.A. Subsequent Periodic Cap:	1.44%
Range:	2.100% - 9.650%	W.A. Lifetime Rate Cap:	6.03%
W.A. Remaining Term (months):	340	Property Type:
Range:	8 - 469	Single Family Residence:	76.78%
W.A. Seasoning (months):	13	PUD:	9.02%
Latest Maturity Date:	October 1, 2045	2-4 Family:	8.66%
State Concentration (Top 5):		Condo:	5.09%
California:	32.18%	Other:	0.41%
Florida:	17.03%	Manufactured Housing:	0.04%
New York:	8.48%
Texas:	3.79%	Occupancy Status:
New Jersey:	3.63%	Primary:	90.82%
Non-Zero W.A. Current Combined LTV	73.42%	Investment:	8.18%
W.A. Current Updated Combined LTV(1):	71.64%	Second Home:	1.00%
First Liens:	94.40%
Second Liens:	5.60%	Cashflow Velocity:
Non-Balloon Loans:	87.99%	1 Month:	100.31
Non-Zero W.A. FICO Score(2):	615	3 Month:	107.54
Loans in Bankruptcy:	1.26%	5 Month:	101.73
Delinquency(4):		Non-Zero W.A. Prepayment Penalty - Term (months):	26 months
Current:	91.28%	Loans with Prepay Penalties:	47.01%
30-59 Days:	8.35%	Loans with Primary Mortgage Insurance	2.97%
60+ Days:	0.37%

1. Current Updated CLTV’s are calculated by taking the original CLTV for those loans seasoned 11 months or less and an updated CLTV for those loans seasoned 12 months or more. Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the UPB as of the Cut-off date plus the senior balance, in the case of second liens, divided by an updated BPO value. Updated CLTV’s were calculated for 29.00% of the Mortgage Loans. An updated CLTV was not calculated for 71.00% of the Mortgage Loans.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies beyond 90 days (52.76% of the Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (47.24% of the Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

4. Based on the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as may be applicable as of the Cutoff Date.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Fixed Rate	359	43,370,314	26.13	7.768	662	77.16
ARM	482	122,597,009	73.87	8.588	599	69.68
Total:	841	165,967,323	100.00	8.374	615	71.64

Days Delinquent
Days Delinquent	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0 - 29	745	151,491,396	91.28	8.286	622	71.31
30 - 59	89	13,854,735	8.35	9.306	540	74.84
60 - 89	1	33,915	0.02	11.375	589	84.79
90 - 119	1	62,527	0.04	10.500	589	93.67
120 or more	5	524,750	0.32	8.720	530	77.06
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	126	3,939,134	2.37	10.404	590	90.48
50,000.01 - 100,000.00	188	13,992,467	8.43	9.279	611	80.50
100,000.01 - 150,000.00	155	19,205,870	11.57	9.417	574	75.21
150,000.01 - 200,000.00	110	18,840,115	11.35	9.075	581	71.46
200,000.01 - 250,000.00	72	15,943,942	9.61	8.839	585	73.28
250,000.01 - 300,000.00	39	10,727,113	6.46	8.642	592	68.49
300,000.01 - 350,000.00	38	12,356,179	7.44	7.394	632	73.84
350,000.01 - 400,000.00	31	11,335,854	6.83	7.272	643	67.47
400,000.01 - 450,000.00	23	9,651,366	5.82	7.306	639	69.92
450,000.01 - 500,000.00	16	7,518,648	4.53	7.568	629	70.31
500,000.01 - 550,000.00	7	3,646,241	2.20	7.182	670	72.02
550,000.01 - 600,000.00	11	6,183,125	3.73	7.092	697	66.45
600,000.01 - 650,000.00	5	3,050,164	1.84	5.380	703	63.57
650,000.01 - 700,000.00	1	679,358	0.41	8.700	677	80.00
750,000.01 - 800,000.00	2	1,554,334	0.94	6.675	550	80.00
800,000.01 - 850,000.00	3	2,467,584	1.49	8.470	649	57.89
850,000.01 - 900,000.00	1	805,587	0.49	6.625	803	81.37
900,000.01 - 950,000.00	1	927,235	0.56	5.375	753	73.88
950,000.01 - 1,000,000.00	3	2,904,767	1.75	6.526	691	56.20
1,000,000.01 or greater	9	20,238,239	12.19	8.863	614	66.50
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	131	4,116,197	2.48	10.392	597	88.44
50,000.01 - 100,000.00	184	13,899,322	8.37	9.268	610	80.57
100,000.01 - 150,000.00	158	19,671,217	11.85	9.339	576	75.59
150,000.01 - 200,000.00	107	18,413,969	11.09	9.096	581	70.77
200,000.01 - 250,000.00	72	15,950,823	9.61	8.877	583	73.69
250,000.01 - 300,000.00	40	11,015,240	6.64	8.651	593	67.95
300,000.01 - 350,000.00	38	12,404,668	7.47	7.332	634	74.66
350,000.01 - 400,000.00	30	11,254,527	6.78	7.262	640	66.64
400,000.01 - 450,000.00	24	10,164,395	6.12	7.366	637	69.69
450,000.01 - 500,000.00	15	7,107,101	4.28	7.408	641	70.21
500,000.01 - 550,000.00	9	4,777,980	2.88	6.734	692	63.54
550,000.01 - 600,000.00	10	5,746,661	3.46	7.409	686	74.36
600,000.01 - 650,000.00	3	1,868,117	1.13	4.990	677	60.25
650,000.01 - 700,000.00	1	679,358	0.41	8.700	677	80.00
750,000.01 - 800,000.00	2	1,554,334	0.94	6.675	550	80.00
800,000.01 - 850,000.00	4	3,273,171	1.97	8.016	687	63.67
900,000.01 - 950,000.00	2	1,862,814	1.12	4.936	781	57.43
950,000.01 - 1,000,000.00	2	1,969,188	1.19	7.489	636	63.37
1,000,000.01 or greater	9	20,238,239	12.19	8.863	614	66.50
Total:	841	165,967,323	100.00	8.374	615	71.64

Remaining Term
Remaining Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1 - 60	3	20,237	0.01	11.808	727	19.06
61 - 120	10	470,619	0.28	8.683	618	46.98
121 - 180	111	6,798,697	4.10	9.650	668	89.58
181 - 240	6	677,818	0.41	7.539	715	62.45
241 - 300	26	3,245,064	1.96	9.770	640	57.39
301 - 360	680	153,020,522	92.20	8.300	613	71.17
361 or more	5	1,734,367	1.05	7.492	532	80.45
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Seasoning
Seasoning (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1 - 12	621	122,717,504	73.94	8.857	606	73.40
13 - 24	117	21,741,912	13.10	7.009	587	80.28
25 - 36	4	347,202	0.21	9.067	490	103.69
37 - 48	48	15,661,562	9.44	6.292	719	51.92
49 - 60	10	1,868,266	1.13	7.389	668	45.20
61 - 120	39	3,531,097	2.13	9.644	636	57.13
121 - 180	1	83,918	0.05	9.125	704	12.91
301 - 360	1	15,862	0.01	11.750	782	2.11
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
4.500 - 4.999	5	2,730,237	1.65	4.657	754	51.40
5.000 - 5.499	20	7,345,225	4.43	5.210	758	56.60
5.500 - 5.999	36	9,724,908	5.86	5.678	678	60.69
6.000 - 6.499	51	13,808,040	8.32	6.238	671	74.51
6.500 - 6.999	80	20,241,824	12.20	6.726	646	74.30
7.000 - 7.499	49	11,736,484	7.07	7.185	632	74.55
7.500 - 7.999	72	14,818,330	8.93	7.700	597	80.81
8.000 - 8.499	46	7,765,803	4.68	8.208	624	74.82
8.500 - 8.999	59	20,993,536	12.65	8.675	617	70.32
9.000 - 9.499	40	8,628,846	5.20	9.148	616	72.19
9.500 - 9.999	66	9,518,830	5.74	9.785	566	75.50
10.000 - 10.499	57	5,806,532	3.50	10.274	531	77.07
10.500 - 10.999	67	8,606,031	5.19	10.900	546	74.87
11.000 - 11.499	48	5,214,565	3.14	11.389	520	70.02
11.500 - 11.999	80	11,203,374	6.75	11.815	538	65.91
12.000 - 12.499	30	3,552,885	2.14	12.392	544	72.98
12.500 - 12.999	27	3,877,338	2.34	12.975	544	65.48
13.000 - 13.499	3	132,248	0.08	13.406	502	77.74
13.500 - 13.999	4	235,064	0.14	13.863	538	78.60
14.000 - 14.499	1	27,225	0.02	14.125	700	60.50
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	44	9,520,447	5.74	8.085	672	38.66
50.01 - 55.00	20	4,360,467	2.63	7.907	615	51.80
55.01 - 60.00	28	6,581,688	3.97	8.995	609	58.74
60.01 - 65.00	59	23,804,946	14.34	9.433	586	64.43
65.01 - 70.00	88	22,092,016	13.31	9.535	590	66.75
70.01 - 75.00	89	20,627,162	12.43	8.342	622	70.81
75.01 - 80.00	218	48,717,234	29.35	7.120	634	76.79
80.01 - 85.00	30	4,543,054	2.74	8.142	587	78.81
85.01 - 90.00	61	9,751,383	5.88	8.208	591	86.94
90.01 - 95.00	49	6,436,913	3.88	8.756	625	86.05
95.01 - 100.00	152	9,445,545	5.69	9.593	615	98.50
100.01 or greater	3	86,468	0.05	11.485	601	102.41
Total:	841	165,967,323	100.00	8.374	615	71.64

Current Combined Loan-to-Value Ratio
Current Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	47	9,796,426	5.90	8.038	673	38.77
50.01 - 55.00	21	4,662,916	2.81	7.735	632	50.50
55.01 - 60.00	28	6,225,445	3.75	9.263	595	61.19
60.01 - 65.00	65	24,707,815	14.89	9.312	592	63.79
65.01 - 70.00	88	22,760,899	13.71	9.433	593	65.92
70.01 - 75.00	89	21,163,120	12.75	8.267	625	71.55
75.01 - 80.00	209	45,570,492	27.46	7.198	630	77.49
80.01 - 85.00	30	5,535,491	3.34	7.829	593	78.98
85.01 - 90.00	62	9,996,765	6.02	8.176	588	86.05
90.01 - 95.00	47	5,714,874	3.44	8.690	629	87.73
95.01 - 100.00	151	9,547,627	5.75	9.638	614	98.67
100.01 or greater	4	285,455	0.17	9.894	604	106.39
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	77	18,170,930	10.95	7.295	693	39.82
50.01 - 55.00	28	6,093,052	3.67	7.805	632	52.54
55.01 - 60.00	32	7,729,341	4.66	9.075	611	58.64
60.01 - 65.00	70	24,116,320	14.53	9.433	586	64.05
65.01 - 70.00	84	21,314,166	12.84	9.539	576	68.81
70.01 - 75.00	82	18,405,871	11.09	8.490	600	73.97
75.01 - 80.00	162	36,103,927	21.75	7.374	636	79.29
80.01 - 85.00	52	9,391,655	5.66	7.679	581	82.71
85.01 - 90.00	50	8,259,546	4.98	8.090	611	89.04
90.01 - 95.00	41	4,119,360	2.48	8.336	635	94.25
95.01 - 100.00	134	8,935,519	5.38	9.480	616	99.48
100.01 or greater	29	3,327,637	2.00	8.491	575	110.54
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score
FICO Score	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
399 or less	2	196,854	0.12	10.086	396	65.22
400 - 424	5	264,008	0.16	9.542	416	72.15
425 - 449	13	2,187,011	1.32	8.575	438	76.47
450 - 474	47	6,237,002	3.76	9.967	464	76.32
475 - 499	79	11,611,816	7.00	10.127	487	73.62
500 - 524	80	14,644,221	8.82	9.710	510	73.66
525 - 549	67	13,889,080	8.37	9.538	537	68.44
550 - 574	62	10,001,243	6.03	9.794	559	73.80
575 - 599	85	14,866,996	8.96	8.552	587	74.81
600 - 624	75	16,642,202	10.03	8.620	613	71.91
625 - 649	52	12,838,659	7.74	8.585	633	75.63
650 - 674	57	14,938,095	9.00	7.168	661	71.91
675 - 699	71	13,882,003	8.36	7.404	687	74.10
700 - 724	54	10,377,208	6.25	7.565	712	73.35
725 - 749	27	5,478,328	3.30	6.665	736	70.24
750 - 774	29	6,781,657	4.09	6.421	762	66.33
775 - 799	24	6,862,692	4.13	5.940	786	56.00
800 or greater	12	4,268,247	2.57	5.658	806	53.63
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
California	173	53,415,275	32.18	7.568	638	67.13
Florida	162	28,272,019	17.03	10.356	549	70.43
New York	32	14,068,669	8.48	9.034	616	67.57
Texas	58	6,284,198	3.79	8.036	599	81.45
New Jersey	19	6,029,375	3.63	8.609	620	81.08
Illinois	29	5,969,633	3.60	7.009	680	75.41
Pennsylvania	41	5,221,741	3.15	10.933	572	70.83
Ohio	53	4,922,812	2.97	7.890	614	83.00
Colorado	18	4,196,694	2.53	7.540	659	84.11
Nevada	15	2,804,803	1.69	7.403	644	73.11
Michigan	23	2,744,477	1.65	7.410	580	79.34
Massachusetts	7	2,529,870	1.52	8.129	575	66.30
Virginia	13	2,481,418	1.50	8.701	640	67.32
North Carolina	21	2,422,564	1.46	7.873	613	79.69
South Carolina	9	2,086,054	1.26	6.931	628	79.66
Arizona	11	2,023,134	1.22	7.366	710	59.58
Missouri	13	2,017,246	1.22	8.073	660	75.12
Washington	12	1,781,617	1.07	7.422	618	64.28
Georgia	12	1,719,402	1.04	7.480	573	78.27
Connecticut	5	1,424,686	0.86	7.159	702	59.03
Maryland	10	1,372,818	0.83	8.156	614	78.06
Louisiana	12	1,157,883	0.70	7.658	602	80.42
Oregon	6	1,046,152	0.63	8.026	600	74.72
Indiana	8	934,467	0.56	8.753	628	89.85
Mississippi	10	851,999	0.51	7.995	571	81.74
Hawaii	2	823,614	0.50	8.118	692	69.72
Minnesota	6	822,299	0.50	7.540	588	79.62
Idaho	3	678,219	0.41	7.538	643	73.01
Tennessee	9	649,520	0.39	8.541	588	80.15
Kansas	5	609,328	0.37	7.166	590	87.79
Wisconsin	5	568,052	0.34	9.070	617	87.10
Arkansas	5	552,093	0.33	7.896	634	93.63
District of Columbia	2	526,312	0.32	6.700	729	51.97
Rhode Island	3	449,856	0.27	8.206	670	63.68

*Geographic Distribution continued on the next page

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (cont.)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Kentucky	5	393,129	0.24	7.588	700	85.55
Oklahoma	5	337,614	0.20	8.508	568	78.97
New Hampshire	2	322,171	0.19	8.676	632	57.84
Utah	4	302,351	0.18	8.915	630	86.52
Alabama	3	282,037	0.17	8.168	573	84.92
Montana	2	204,957	0.12	7.663	660	60.66
Iowa	2	192,807	0.12	9.500	674	84.00
New Mexico	1	179,763	0.11	9.000	521	76.50
Nebraska	2	123,601	0.07	8.328	597	70.51
Alaska	1	78,630	0.05	11.250	673	52.42
West Virginia	1	55,886	0.03	10.450	467	80.00
Maine	1	36,080	0.02	8.125	519	48.11
Total:	841	165,967,323	100.00	8.374	615	71.64

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Primary	722	150,731,360	90.82	8.406	611	71.72
Investment	104	12,637,435	7.61	7.769	664	71.92
Second Home	9	1,651,994	1.00	8.676	667	60.97
Non-Owner Occupied	6	946,534	0.57	10.759	526	73.43
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Stated Documentation	300	73,789,355	44.46	8.723	608	71.21
Full	382	59,726,156	35.99	7.897	606	74.24
No Documentation	110	22,770,827	13.72	8.886	641	65.03
Low	15	3,150,973	1.90	6.646	724	79.82
No Ratio (NID)	12	2,952,626	1.78	7.188	671	55.68
Alternative	11	2,019,595	1.22	8.572	610	87.83
Stated Income Verified Assets	11	1,557,792	0.94	8.116	621	81.35
Total:	841	165,967,323	100.00	8.374	615	71.64

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Refinance - Cashout	405	91,996,228	55.43	9.041	589	68.69
Purchase	355	56,053,755	33.77	7.642	641	79.28
Refinance - Rate Term	80	17,861,455	10.76	7.228	669	62.80
Debt Consolidation	1	55,886	0.03	10.450	467	80.00
Total:	841	165,967,323	100.00	8.374	615	71.64

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Single Family Residence	651	127,432,263	76.78	8.586	604	71.09
PUD	76	14,971,799	9.02	7.616	654	71.23
2-4 Family	67	14,367,369	8.66	7.780	656	76.32
Condo	40	8,443,708	5.09	7.506	643	72.82
Townhouse	5	559,988	0.34	9.031	592	70.45
Co-op	1	123,753	0.07	6.625	703	49.50
Manufactured Housing	1	68,443	0.04	9.375	570	95.06
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment*
Year & Month of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2006-10	3	1,661,131	1.35	6.695	734	81.80
2006-11	6	783,866	0.64	8.378	568	68.84
2006-12	4	710,052	0.58	7.351	606	71.95
2007-01	11	1,821,388	1.49	8.820	559	73.48
2007-02	8	1,692,687	1.38	7.780	634	46.61
2007-03	13	2,407,116	1.96	8.469	586	80.29
2007-04	3	555,566	0.45	6.776	533	80.90
2007-05	9	1,903,471	1.55	7.620	547	85.45
2007-06	5	1,508,266	1.23	7.616	488	88.82
2007-07	5	989,013	0.81	6.837	556	75.16
2007-08	20	4,685,977	3.82	7.365	587	80.53
2007-09	11	2,602,897	2.12	7.639	563	71.09
2007-10	13	3,222,709	2.63	7.481	546	78.71
2007-11	15	4,506,448	3.68	7.186	616	75.43
2007-12	26	4,985,248	4.07	6.791	673	67.27
2008-01	20	4,999,510	4.08	6.044	696	53.72
2008-02	25	5,108,685	4.17	7.437	608	63.84
2008-03	19	5,080,922	4.14	7.276	642	63.56
2008-04	33	7,409,390	6.04	9.970	547	71.53
2008-05	32	6,016,318	4.91	10.962	541	69.85
2008-06	45	10,284,020	8.39	10.723	536	69.59
2008-07	70	12,412,814	10.12	11.554	532	64.71
2008-08	10	1,764,692	1.44	9.940	521	70.89
2008-09	2	430,919	0.35	6.810	625	82.88
2008-10	7	1,948,760	1.59	7.369	612	80.02
2008-11	7	843,360	0.69	6.803	625	75.08
2008-12	2	487,594	0.40	7.590	677	76.09
2009-01	6	1,008,577	0.82	7.369	635	78.24
2009-02	4	1,489,423	1.21	7.356	659	72.30
2009-03	3	763,852	0.62	7.324	608	81.12
2009-04	3	4,691,158	3.83	8.595	631	69.35
2009-05	3	4,837,787	3.95	8.791	607	66.29
2009-06	5	6,820,957	5.56	8.675	617	66.22
2009-07	3	3,403,642	2.78	9.389	620	68.35
2010-01	1	134,533	0.11	6.875	538	84.08
2010-02	1	207,420	0.17	5.625	668	84.18
2010-04	1	118,800	0.10	6.500	490	81.93
2010-08	1	101,791	0.08	7.250	679	77.70
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment (cont.)*
Year & Month of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2010-10	1	122,397	0.10	7.975	679	90.00
2010-12	1	104,366	0.09	7.250	647	68.18
2011-01	1	999,516	0.82	6.750	650	52.08
2011-02	1	201,600	0.16	6.000	741	80.00
2011-03	10	2,444,061	1.99	6.598	748	67.97
2011-04	2	323,643	0.26	6.971	745	80.00
2011-05	1	373,520	0.30	6.625	718	80.00
2011-06	2	683,400	0.56	6.875	776	75.60
2011-07	1	560,000	0.46	7.375	686	80.00
2013-01	1	342,000	0.28	6.250	663	90.00
2016-02	2	420,500	0.34	6.345	730	65.54
2016-03	3	1,169,249	0.95	6.183	740	51.54
2016-05	1	452,000	0.37	7.000	682	80.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2.000 - 2.499	31	9,683,985	7.90	6.493	711	68.42
2.500 - 2.999	51	16,480,545	13.44	6.113	722	57.38
3.000 - 3.499	4	763,675	0.62	7.443	635	56.44
3.500 - 3.999	2	686,655	0.56	6.879	697	57.64
4.000 - 4.499	8	1,311,813	1.07	7.445	617	82.52
4.500 - 4.999	32	7,731,369	6.31	7.375	529	80.27
5.000 - 5.499	29	22,669,359	18.49	9.036	605	66.44
5.500 - 5.999	62	12,453,514	10.16	7.759	574	76.32
6.000 - 6.499	50	12,147,172	9.91	9.361	590	71.00
6.500 - 6.999	80	15,009,968	12.24	9.654	543	75.38
7.000 - 7.499	108	19,789,688	16.14	11.092	520	68.55
7.500 - 7.999	13	2,371,178	1.93	8.506	589	79.36
8.000 - 8.499	8	1,072,494	0.87	7.660	567	83.41
8.500 - 8.999	2	254,809	0.21	9.530	619	88.05
9.000 - 9.499	1	122,459	0.10	9.450	622	91.11
9.500 - 9.999	1	48,326	0.04	10.650	517	97.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
8.000 - 8.499	1	163,671	0.13	7.500	689	81.18
9.500 - 9.999	2	1,046,440	0.85	6.099	741	65.66
10.500 - 10.999	5	2,101,252	1.71	4.939	774	45.61
11.000 - 11.499	19	6,674,731	5.44	5.787	750	51.09
11.500 - 11.999	24	7,014,343	5.72	5.915	666	63.13
12.000 - 12.499	30	7,519,568	6.13	6.520	648	74.85
12.500 - 12.999	38	10,977,082	8.95	6.870	619	71.37
13.000 - 13.499	25	7,025,201	5.73	7.118	622	76.28
13.500 - 13.999	45	10,072,223	8.22	7.800	577	81.76
14.000 - 14.499	22	4,114,636	3.36	8.126	578	82.21
14.500 - 14.999	34	17,171,281	14.01	8.696	601	70.50
15.000 - 15.499	22	7,494,752	6.11	9.301	610	70.51
15.500 - 15.999	29	7,553,990	6.16	9.732	552	71.93
16.000 - 16.499	24	3,541,323	2.89	10.319	493	68.59
16.500 - 16.999	33	6,457,817	5.27	10.887	535	70.50
17.000 - 17.499	30	4,766,245	3.89	11.307	498	64.48
17.500 - 17.999	54	10,147,564	8.28	11.678	534	63.48
18.000 - 18.499	14	2,358,788	1.92	12.434	510	70.08
18.500 - 18.999	20	4,031,005	3.29	12.228	558	62.91
19.000 - 19.499	5	1,112,380	0.91	7.255	636	82.25
19.500 - 19.999	6	1,252,716	1.02	7.875	601	75.53
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2.000 - 2.499	19	4,996,304	4.08	6.058	714	63.86
2.500 - 2.999	16	3,260,171	2.66	6.674	648	79.84
3.000 - 3.499	1	132,000	0.11	8.625	651	105.60
4.000 - 4.499	1	283,300	0.23	8.875	730	79.99
4.500 - 4.999	4	2,080,604	1.70	4.706	784	44.91
5.000 - 5.499	9	3,575,166	2.92	5.117	762	43.78
5.500 - 5.999	13	3,907,901	3.19	5.736	668	53.06
6.000 - 6.499	20	6,682,252	5.45	6.397	625	75.88
6.500 - 6.999	41	12,349,200	10.07	6.753	628	75.35
7.000 - 7.499	27	7,428,206	6.06	7.260	630	75.08
7.500 - 7.999	48	10,572,084	8.62	7.760	575	81.18
8.000 - 8.499	30	5,361,059	4.37	8.940	599	72.57
8.500 - 8.999	34	17,419,171	14.21	8.678	604	69.67
9.000 - 9.499	19	6,904,590	5.63	9.140	614	71.30
9.500 - 9.999	29	7,456,751	6.08	9.806	556	72.19
10.000 - 10.499	118	20,541,330	16.76	11.482	509	67.82
10.500 - 10.999	14	1,848,893	1.51	10.938	524	69.63
11.000 - 11.499	4	694,960	0.57	11.213	527	59.60
11.500 - 11.999	28	5,296,306	4.32	11.745	546	59.73
12.000 - 12.499	2	343,173	0.28	12.221	556	68.91
12.500 - 12.999	5	1,463,589	1.19	12.990	533	54.35
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.001 - 1.000	46	10,187,500	8.31	7.292	612	66.42
1.001 - 2.000	101	26,226,159	21.39	8.038	620	65.77
2.001 - 3.000	152	47,899,515	39.07	8.041	602	74.36
4.001 - 5.000	170	33,044,947	26.95	10.489	557	66.43
5.001 - 6.000	11	4,276,721	3.49	6.897	686	72.78
9.001 - 10.000	1	559,668	0.46	7.163	695	80.00
12.001 - 13.000	1	402,500	0.33	6.250	809	70.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1.000 - 1.999	291	78,168,445	63.76	8.179	593	73.28
2.000 - 2.999	187	43,271,508	35.30	9.300	608	63.25
3.000 - 3.999	3	597,388	0.49	11.957	549	55.45
9.000 - 9.999	1	559,668	0.46	7.163	695	80.00
Total:	482	122,597,009	100.00	8.588	599	69.68

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.500 - 0.999	1	163,671	0.13	7.500	689	81.18
1.000 - 1.499	1	1,374,962	1.12	8.625	547	60.84
2.000 - 2.499	1	48,591	0.04	11.875	718	69.42
2.500 - 2.999	1	559,668	0.46	7.163	695	80.00
3.000 - 3.499	2	275,893	0.23	8.250	637	60.69
3.500 - 3.999	1	95,537	0.08	9.875	703	65.89
4.000 - 4.499	6	1,251,991	1.02	8.066	704	35.21
4.500 - 4.999	4	1,544,874	1.26	7.017	749	86.34
5.000 - 5.499	17	4,282,454	3.49	6.395	722	61.44
5.500 - 5.999	2	553,766	0.45	8.149	742	52.05
6.000 - 6.499	410	105,328,218	85.91	8.760	589	69.64
6.500 - 6.999	3	494,911	0.40	8.584	528	98.08
7.000 - 7.499	20	3,735,305	3.05	8.660	569	79.77
8.000 - 8.499	2	180,171	0.15	10.990	463	66.74
11.500 - 11.999	1	209,236	0.17	5.800	630	76.95
12.500 - 12.999	10	2,497,762	2.04	6.697	662	78.23
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
Original Prepayment Charge Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0	422	87,945,528	52.99	7.508	659	69.91
12	28	6,707,925	4.04	10.237	592	69.01
24	296	52,224,972	31.47	9.787	543	73.52
36	85	17,848,351	10.75	7.863	614	75.62
60	10	1,240,547	0.75	7.586	690	71.62
Total:	841	165,967,323	100.00	8.374	615	71.64

Lien Position
Lien Position	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1st Lien	665	156,666,568	94.40	8.250	614	70.19
2nd Lien	176	9,300,756	5.60	10.453	635	96.06
Total:	841	165,967,323	100.00	8.374	615	71.64

Loan Status
Loan Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Active	792	157,721,723	95.03	8.390	620	71.20
Forbearance	32	6,152,456	3.71	7.901	515	81.34
Bankruptcy	17	2,093,145	1.26	8.547	514	76.11
Total:	841	165,967,323	100.00	8.374	615	71.64

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

SUMMARY - FIXED RATE POOL

Number of Mortgage Loans	359
Aggregate Principal Balance	$ 43,370,314	Property Type:
Average Original Principal Balance	$123,008	Single Family Residence:	68.58%
Average Current Principal Balance	$120,809	2-4 Family:	16.38%
Range:	$2,036-$969,672	PUD:	7.69%
W.A. Coupon:	7.768%	Condo:	6.90%
Range:	4.500%-14.125%	Co-Op:	0.29%
W.A. Remaining Term (months):	312	Manufactured Housing:	0.16%
Range:	8-358	Other:	0.00%
W.A. Seasoning (months):	16
Latest Maturity Date:	July 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	82.27%
California:	23.16%	Investment:	17.11%
Florida:	7.98%	Second Home:	0.62%
Illinois:	7.18%
Texas:	6.91%
New York:	6.84%	Cashflow Velocity:
Non-Zero W.A. Current Combined LTV:	78.93%	1 Month:	97.91%
Range:	3.11%-107.62%	3 Month:	110.85%
W.A. Current Updated Combined LTV(1):	77.16%	5 Month:	101.94%
Range:	2.11%-122.76%
First Liens:	78.56%	Non-Zero W.A. Prepayment Penalty - Term (months):	32
Second Liens :	21.44%	Loans with Prepay Penalties:	20.93%
Non-Balloon Loans:	84.65%	Loans with Primary Mortgage Insurance	6.99%
W.A. FICO Score(2):	662
Loans in Bankruptcy:	0.62%
Delinquency(3):
Current:	95.24%
30-59 Days:	4.76%
60+ Days:	0.00%

1. Current Updated CLTV’s are calculated by taking the original CLTV for those loans seasoned 11 months or less and an updated CLTV for those loans seasoned 12 months or more. Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the UPB as of the Cut-off date plus the senior balance, in the case of second liens, divided by an updated BPO value. Updated CLTV’s were calculated for 29.99% of the Mortgage Loans. An updated CLTV was not calculated for 70.01% of the Mortgage Loans.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies beyond 90 days (65.39% of the Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (34.61% of the Mortgage Loans by balance).

3. Based on the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as may be applicable as of the Cutoff Date.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Fixed Rate	359	43,370,314	100.00	7.768	662	77.16
Total:	359	43,370,314	100.00	7.768	662	77.16

Days Delinquent
Days Delinquent	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0 - 29	322	41,304,620	95.24	7.632	667	76.96
30 - 59	37	2,065,693	4.76	10.493	572	81.26
Total:	359	43,370,314	100.00	7.768	662	77.16

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	118	3,602,211	8.31	10.573	590	91.20
50,000.01 - 100,000.00	109	7,680,888	17.71	9.407	646	83.38
100,000.01 - 150,000.00	46	5,592,908	12.90	8.231	636	80.79
150,000.01 - 200,000.00	29	4,828,566	11.13	7.152	665	75.89
200,000.01 - 250,000.00	14	3,158,187	7.28	7.258	659	80.34
250,000.01 - 300,000.00	6	1,599,913	3.69	6.928	665	69.01
300,000.01 - 350,000.00	11	3,573,916	8.24	6.884	698	75.81
350,000.01 - 400,000.00	4	1,484,453	3.42	6.808	610	72.27
400,000.01 - 450,000.00	8	3,372,664	7.78	6.520	687	75.98
450,000.01 - 500,000.00	5	2,341,116	5.40	6.437	685	60.74
500,000.01 - 550,000.00	2	1,027,714	2.37	7.610	659	65.71
550,000.01 - 600,000.00	2	1,149,418	2.65	7.027	772	65.65
600,000.01 - 650,000.00	2	1,244,515	2.87	4.918	722	75.34
800,000.01 - 850,000.00	1	816,938	1.88	6.375	765	49.70
900,000.01 - 950,000.00	1	927,235	2.14	5.375	753	73.88
950,000.01 - 1,000,000.00	1	969,672	2.24	8.250	621	75.00
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	121	3,681,296	8.49	10.541	597	89.56
50,000.01 - 100,000.00	107	7,685,722	17.72	9.407	644	83.31
100,000.01 - 150,000.00	48	5,928,255	13.67	8.113	635	82.14
150,000.01 - 200,000.00	26	4,402,419	10.15	7.052	673	73.42
200,000.01 - 250,000.00	14	3,165,068	7.30	7.451	651	82.38
250,000.01 - 300,000.00	7	1,888,041	4.35	7.244	657	65.81
300,000.01 - 350,000.00	10	3,285,788	7.58	6.698	706	78.25
350,000.01 - 400,000.00	4	1,484,453	3.42	6.808	610	72.27
400,000.01 - 450,000.00	9	3,822,503	8.81	6.591	683	74.96
450,000.01 - 500,000.00	4	1,891,276	4.36	6.273	693	59.18
500,000.01 - 550,000.00	2	1,027,714	2.37	7.610	659	65.71
550,000.01 - 600,000.00	3	1,744,300	4.02	6.464	778	70.13
600,000.01 - 650,000.00	1	649,633	1.50	4.500	660	72.18
800,000.01 - 850,000.00	1	816,938	1.88	6.375	765	49.70
900,000.01 - 950,000.00	1	927,235	2.14	5.375	753	73.88
950,000.01 - 1,000,000.00	1	969,672	2.24	8.250	621	75.00
Total:	359	43,370,314	100.00	7.768	662	77.16

Remaining Term
Remaining Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1 - 60	3	20,237	0.05	11.808	727	19.06
61 - 120	10	470,619	1.09	8.683	618	46.98
121 - 180	111	6,798,697	15.68	9.650	668	89.58
181 - 240	6	677,818	1.56	7.539	715	62.45
241 - 300	19	2,628,181	6.06	9.553	661	56.10
301 - 360	210	32,774,762	75.57	7.223	660	77.05
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Seasoning
Seasoning (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1 - 12	268	32,054,494	73.91	7.870	664	81.02
13 - 24	44	5,977,362	13.78	6.810	660	79.18
25 - 36	1	50,546	0.12	7.375	435	95.37
37 - 48	7	941,495	2.17	6.405	634	55.32
49 - 60	5	1,332,422	3.07	6.827	667	41.58
61 - 120	32	2,914,215	6.72	9.422	654	55.90
121 - 180	1	83,918	0.19	9.125	704	12.91
301 - 360	1	15,862	0.04	11.750	782	2.11
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
4.500 - 4.999	1	649,633	1.50	4.500	660	72.18
5.000 - 5.499	10	3,621,961	8.35	5.309	755	69.08
5.500 - 5.999	14	3,334,985	7.69	5.597	706	64.32
6.000 - 6.499	20	4,718,463	10.88	6.227	706	73.47
6.500 - 6.999	34	6,447,047	14.87	6.710	674	73.28
7.000 - 7.499	20	3,812,594	8.79	7.203	628	75.12
7.500 - 7.999	24	3,968,404	9.15	7.653	646	79.54
8.000 - 8.499	19	2,910,643	6.71	8.150	634	80.25
8.500 - 8.999	20	2,910,257	6.71	8.625	689	70.01
9.000 - 9.499	21	1,724,256	3.98	9.182	624	75.78
9.500 - 9.999	37	2,062,079	4.75	9.709	601	87.47
10.000 - 10.499	29	1,766,545	4.07	10.214	624	93.48
10.500 - 10.999	29	1,579,705	3.64	10.755	618	95.45
11.000 - 11.499	22	1,135,492	2.62	11.250	600	84.41
11.500 - 11.999	28	1,397,663	3.22	11.717	578	92.22
12.000 - 12.499	15	776,880	1.79	12.272	626	93.81
12.500 - 12.999	10	429,004	0.99	12.852	621	94.32
13.000 - 13.499	2	32,420	0.07	13.148	559	101.56
13.500 - 13.999	3	65,058	0.15	13.531	657	101.08
14.000 - 14.499	1	27,225	0.06	14.125	700	60.50
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	17	2,360,085	5.44	6.603	729	36.41
50.01 - 55.00	8	1,320,961	3.05	6.148	702	51.76
55.01 - 60.00	6	1,552,587	3.58	5.860	666	62.33
60.01 - 65.00	5	618,663	1.43	7.476	659	55.57
65.01 - 70.00	20	3,536,843	8.15	7.315	662	64.84
70.01 - 75.00	23	6,156,382	14.19	6.898	688	71.52
75.01 - 80.00	66	12,022,320	27.72	6.948	682	77.01
80.01 - 85.00	11	1,368,487	3.16	8.591	523	79.73
85.01 - 90.00	25	2,648,557	6.11	8.845	642	90.06
90.01 - 95.00	31	2,953,594	6.81	9.177	664	84.63
95.01 - 100.00	144	8,745,366	20.16	9.641	619	98.25
100.01 or greater	3	86,468	0.20	11.485	601	102.41
Total:	359	43,370,314	100.00	7.768	662	77.16

Current Combined Loan-to-Value Ratio
Current Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	19	2,506,064	5.78	6.615	723	36.08
50.01 - 55.00	8	1,302,227	3.00	6.191	729	49.96
55.01 - 60.00	7	1,598,140	3.68	5.936	661	67.70
60.01 - 65.00	10	908,544	2.09	7.565	668	61.40
65.01 - 70.00	21	3,932,522	9.07	7.499	648	61.16
70.01 - 75.00	21	6,043,310	13.93	6.720	693	73.44
75.01 - 80.00	63	11,601,423	26.75	6.996	679	77.50
80.01 - 85.00	8	1,083,093	2.50	8.480	525	83.59
85.01 - 90.00	25	2,873,279	6.62	8.798	639	85.59
90.01 - 95.00	31	2,568,570	5.92	9.008	672	87.46
95.01 - 100.00	142	8,667,687	19.99	9.715	619	98.33
100.01 or greater	4	285,455	0.66	9.894	604	106.39
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	29	4,286,364	9.88	7.416	693	36.50
50.01 - 55.00	9	1,540,058	3.55	6.185	697	52.33
55.01 - 60.00	5	1,631,884	3.76	7.067	701	57.96
60.01 - 65.00	11	1,230,618	2.84	7.243	649	62.35
65.01 - 70.00	18	2,933,219	6.76	7.357	635	68.51
70.01 - 75.00	20	6,455,197	14.88	6.556	691	73.74
75.01 - 80.00	54	9,540,470	22.00	6.970	690	79.34
80.01 - 85.00	18	1,950,946	4.50	8.409	551	83.12
85.01 - 90.00	29	2,971,170	6.85	8.830	638	89.41
90.01 - 95.00	27	1,978,095	4.56	8.817	684	94.64
95.01 - 100.00	124	7,939,251	18.31	9.578	622	99.61
100.01 or greater	15	913,041	2.11	9.436	603	107.91
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

FICO Score
FICO Score	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
400 - 424	3	70,124	0.16	10.322	420	66.93
425 - 449	3	105,828	0.24	9.530	437	97.79
450 - 474	13	1,153,405	2.66	9.196	460	89.09
475 - 499	21	1,005,079	2.32	9.648	490	83.52
500 - 524	15	1,024,241	2.36	9.304	513	85.98
525 - 549	13	1,513,188	3.49	7.794	536	74.28
550 - 574	20	1,266,093	2.92	8.845	565	90.89
575 - 599	36	2,967,426	6.84	8.423	587	82.94
600 - 624	46	5,337,523	12.31	8.612	614	73.92
625 - 649	36	3,762,791	8.68	8.721	637	90.28
650 - 674	29	4,858,540	11.20	7.397	661	75.19
675 - 699	36	4,601,080	10.61	7.450	690	71.23
700 - 724	33	4,959,022	11.43	7.874	713	80.54
725 - 749	15	2,379,528	5.49	6.662	737	73.92
750 - 774	20	4,310,164	9.94	6.410	760	71.49
775 - 799	16	3,429,025	7.91	6.425	786	68.18
800 or greater	4	627,258	1.45	6.033	805	61.64
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
California	65	10,045,070	23.16	7.952	671	72.48
Florida	32	3,460,318	7.98	8.160	649	85.67
Illinois	18	3,113,840	7.18	6.550	726	79.02
Texas	32	2,997,271	6.91	8.580	603	82.99
New York	17	2,965,313	6.84	7.439	644	72.15
Ohio	34	2,866,320	6.61	7.774	626	81.38
Michigan	16	1,693,652	3.91	6.965	632	73.97
North Carolina	13	1,513,464	3.49	7.394	640	70.19
Virginia	7	1,429,219	3.30	7.644	687	59.18
Missouri	10	1,406,157	3.24	7.611	711	73.69
Colorado	10	1,354,126	3.12	6.541	673	87.88
New Jersey	9	1,324,742	3.05	7.807	719	91.81
Arizona	5	812,433	1.87	9.185	762	66.34
Connecticut	2	774,518	1.79	6.123	706	77.23
Louisiana	8	767,366	1.77	6.763	634	79.75
Indiana	5	741,110	1.71	8.802	639	92.85
Pennsylvania	7	691,255	1.59	7.654	726	73.06
Massachusetts	3	650,662	1.50	6.628	702	74.38
Mississippi	6	594,485	1.37	7.763	576	79.73
Nevada	7	508,882	1.17	10.240	662	93.53
Kansas	3	376,088	0.87	7.013	610	81.79
Rhode Island	2	335,123	0.77	7.643	710	68.51
Utah	4	302,351	0.70	8.915	630	86.52
Washington	6	301,122	0.69	11.529	557	81.66
Oregon	3	289,037	0.67	7.907	545	80.69
Arkansas	2	240,932	0.56	6.250	735	80.00
Georgia	6	219,535	0.51	9.135	625	84.76
Wisconsin	2	208,664	0.48	9.093	651	84.43
New Hampshire	1	168,958	0.39	6.750	695	51.67
Alabama	1	145,537	0.34	8.000	576	85.61
Hawaii	1	144,256	0.33	5.375	765	21.28
South Carolina	3	141,966	0.33	10.420	574	98.54
Oklahoma	3	117,418	0.27	9.583	557	77.72
Tennessee	3	104,775	0.24	8.399	541	75.24

*Geographic Distribution continued on the next page

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Geographic Distribution (cont.)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Minnesota	2	95,571	0.22	10.233	588	67.32
Maryland	2	82,197	0.19	11.801	677	100.00
Kentucky	3	79,421	0.18	10.025	592	87.29
Alaska	1	78,630	0.18	11.250	673	52.42
Nebraska	1	71,297	0.16	6.375	720	79.12
Montana	1	47,701	0.11	7.375	612	80.00
Iowa	1	38,574	0.09	11.300	674	100.00
Maine	1	36,080	0.08	8.125	519	48.11
Idaho	1	34,876	0.08	10.700	495	82.62
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Primary	291	35,682,244	82.27	7.803	660	77.99
Investment	64	7,352,435	16.95	7.535	671	73.38
Second Home	3	268,444	0.62	8.981	698	67.65
Non-Owner Occupied	1	67,190	0.15	10.000	481	90.00
Total:	359	43,370,314	100.00	7.768	662	77.16

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Full	168	17,003,657	39.21	7.838	625	78.04
Stated Documentation	114	15,026,177	34.65	8.039	667	76.68
No Documentation	50	8,026,356	18.51	6.998	718	75.84
Low	10	1,777,537	4.10	6.910	731	74.54
Stated Income Verified Assets	6	603,191	1.39	8.557	702	82.42
Alternative	8	565,041	1.30	9.731	609	92.86
No Ratio (NID)	3	368,356	0.85	10.096	646	65.66
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Purchase	205	22,310,477	51.44	8.062	674	83.64
Refinance - Cashout	117	14,973,253	34.52	7.766	638	72.66
Refinance - Rate Term	37	6,086,583	14.03	6.694	679	64.50
Total:	359	43,370,314	100.00	7.768	662	77.16

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Single Family Residence	263	29,742,336	68.58	7.920	654	76.21
2-4 Family	41	7,105,033	16.38	7.265	667	81.60
PUD	35	3,337,095	7.69	8.798	686	80.71
Condo	18	2,993,654	6.90	6.307	701	72.90
Co-op	1	123,753	0.29	6.625	703	49.50
Manufactured Housing	1	68,443	0.16	9.375	570	95.06
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE FIXED RATE COLLATERAL

Original Prepayment Charge Term
Original Prepayment Charge Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0	257	34,293,666	79.07	7.481	675	74.72
12	8	944,173	2.18	9.180	641	86.43
24	48	3,032,425	6.99	9.815	648	95.40
36	38	4,240,757	9.78	8.302	565	82.80
60	8	859,292	1.98	7.807	680	72.52
Total:	359	43,370,314	100.00	7.768	662	77.16

Lien Position
Lien Position	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1st Lien	183	34,069,558	78.56	7.035	669	72.01
2nd Lien	176	9,300,756	21.44	10.453	635	96.06
Total:	359	43,370,314	100.00	7.768	662	77.16

Loan Status
Loan Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Active	347	41,845,320	96.48	7.753	668	77.00
Forbearance	9	1,256,047	2.90	8.287	502	84.90
Bankruptcy	3	268,947	0.62	7.695	551	66.03
Total:	359	43,370,314	100.00	7.768	662	77.16

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

SUMMARY - ADJUSTABLE RATE POOL

Number of Mortgage Loans:	482	Index Type:
Aggregate Principal Balance:	$122,597,009	1 Year Treasury:	0.25%
Average Original Principal Balance::	$256,888	6 Month LIBOR:	89.13%
Average Current Principal Balance:	$254,351	1 Month LIBOR	0.46%
Range:	$33,915-$3,900,000	Other:	10.16%
W.A. Coupon:	8.588%	W.A. Initial Periodic Cap(3):	3.323%
Range:	4.500%-13.990%	W.A. Subsequent Periodic Cap:	1.441%
W.A. Gross Margin:	5.270%	W.A. Lifetime Rate Cap:	6.025%
Range:	2.100%-9.650%	Property Type:
W.A. Remaining Term (months):	350	Single Family:	79.68%
Range:	262-469	PUD:	9.49%
W.A. Seasoning (months):	12	2 - 4 Family:	5.92%
Latest Maturity Date:	October 1, 2045	Condo:	4.45%
State Concentration (Top 5):		Other:	0.46%
California:	35.38%	Occupancy Status:
Florida:	20.24%	Primary:	93.84%
New York:	9.06%	Investment:	5.03%
New Jersey:	3.84%	Second Home:	1.13%
Pennsylvania:	3.70%	Cashflow Velocity:
Non-Zero W.A. Current Combined LTV:	71.47%	1 Month:	101.16
Range:	15.01%-99.92%	3 Month:	106.18
W.A. Current Updated Combined LTV(1):	69.68%	5 Month:	101.62
Range:	11.48%-124.70%	Non-Zero W.A. Prepayment Penalty - Term (months):	26
First Liens:	100.00%	Loans with Prepay Penalties:	56.24%
Second Liens:	0.00%	Loans with Primary Mortgage Insurance	1.55%
Non-Balloon Loans:	89.18%
Non-Zero Current W.A. FICO Score(2):	599
Loans in Bankruptcy:	1.49%
Delinquency(4):
Current:	89.88%
30-59 Days:	9.62%
60+ Days:	0.51%

1. Current Updated CLTV’s are calculated by taking the original CLTV for those loans seasoned 11 months or less and an updated CLTV for those loans seasoned 12 months or more. Updated CLTV’s for those loans seasoned 12 months or more are calculated by taking the UPB as of the Cut-off date plus the senior balance, in the case of second liens, divided by an updated BPO value. Updated CLTV’s were calculated for 28.64% of the Mortgage Loans. An updated CLTV was not calculated for 71.36% of the Mortgage Loans.

2. The Weighted Average FICO score was calculated by taking an updated FICO score for those loans seasoned more than 6 months and/or with previous delinquencies beyond 90 days (51.70% of the Mortgage Loans by balance) and the FICO score at origination for the remaining mortgage loans (48.30% of the Mortgage Loans by balance).

3. The Weighted Average Initial Periodic Cap was calculated by taking the Initial Periodic Cap for those loans that have not yet reset and the Subsequent Periodic Cap for those loans that have already reset.

4. Based on the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as may be applicable as of the Cutoff Date.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Collateral Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
ARM	482	122,597,009	100.00	8.588	599	69.68
Total:	482	122,597,009	100.00	8.588	599	69.68

Days Delinquent
Days Delinquent	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0 - 29	423	110,186,775	89.88	8.531	606	69.20
30 - 59	52	11,789,041	9.62	9.098	535	73.72
60 - 89	1	33,915	0.03	11.375	589	84.79
90 - 119	1	62,527	0.05	10.500	589	93.67
120 or greater	5	524,750	0.43	8.720	530	77.06
Total:	482	122,597,009	100.00	8.588	599	69.68

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	8	336,923	0.27	8.591	590	82.80
50,000.01 - 100,000.00	79	6,311,579	5.15	9.125	568	76.99
100,000.01 - 150,000.00	109	13,612,962	11.10	9.904	548	72.92
150,000.01 - 200,000.00	81	14,011,549	11.43	9.738	552	69.94
200,000.01 - 250,000.00	58	12,785,755	10.43	9.230	566	71.54
250,000.01 - 300,000.00	33	9,127,200	7.44	8.942	580	68.40
300,000.01 - 350,000.00	27	8,782,263	7.16	7.601	606	73.03
350,000.01 - 400,000.00	27	9,851,401	8.04	7.342	648	66.75
400,000.01 - 450,000.00	15	6,278,702	5.12	7.728	614	66.67
450,000.01 - 500,000.00	11	5,177,532	4.22	8.079	603	74.64
500,000.01 - 550,000.00	5	2,618,527	2.14	7.014	674	74.50
550,000.01 - 600,000.00	9	5,033,707	4.11	7.107	680	66.63
600,000.01 - 650,000.00	3	1,805,649	1.47	5.698	690	55.46
650,000.01 - 700,000.00	1	679,358	0.55	8.700	677	80.00
750,000.01 - 800,000.00	2	1,554,334	1.27	6.675	550	80.00
800,000.01 - 850,000.00	2	1,650,646	1.35	9.507	592	61.94
850,000.01 - 900,000.00	1	805,587	0.66	6.625	803	81.37
950,000.01 - 1,000,000.00	2	1,935,095	1.58	5.662	726	46.78
1,000,000.01 or greater	9	20,238,239	16.51	8.863	614	66.50
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50,000.00	10	434,901	0.35	9.132	596	78.91
50,000.01 - 100,000.00	77	6,213,601	5.07	9.095	567	77.17
100,000.01 - 150,000.00	110	13,742,962	11.21	9.867	551	72.76
150,000.01 - 200,000.00	81	14,011,549	11.43	9.738	552	69.94
200,000.01 - 250,000.00	58	12,785,755	10.43	9.230	566	71.54
250,000.01 - 300,000.00	33	9,127,200	7.44	8.942	580	68.40
300,000.01 - 350,000.00	28	9,118,880	7.44	7.561	608	73.37
350,000.01 - 400,000.00	26	9,770,074	7.97	7.331	645	65.79
400,000.01 - 450,000.00	15	6,341,892	5.17	7.834	609	66.51
450,000.01 - 500,000.00	11	5,215,825	4.25	7.819	622	74.21
500,000.01 - 550,000.00	7	3,750,266	3.06	6.494	701	62.94
550,000.01 - 600,000.00	7	4,002,361	3.26	7.821	646	76.21
600,000.01 - 650,000.00	2	1,218,484	0.99	5.251	687	53.90
650,000.01 - 700,000.00	1	679,358	0.55	8.700	677	80.00
750,000.01 - 800,000.00	2	1,554,334	1.27	6.675	550	80.00
800,000.01 - 850,000.00	3	2,456,234	2.00	8.562	661	68.31
900,000.01 - 950,000.00	1	935,579	0.76	4.500	808	41.12
950,000.01 - 1,000,000.00	1	999,516	0.82	6.750	650	52.08
1,000,000.01 or greater	9	20,238,239	16.51	8.863	614	66.50
Total:	482	122,597,009	100.00	8.588	599	69.68

Remaining Term
Remaining Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
241 - 300	7	616,883	0.50	10.692	552	62.90
301 - 360	470	120,245,760	98.08	8.593	600	69.56
361 or more	5	1,734,367	1.41	7.492	532	80.45
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Seasoning
Seasoning (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1 - 12	353	90,663,010	73.95	9.206	585	70.71
13 - 24	73	15,764,550	12.86	7.084	559	80.70
25 - 36	3	296,655	0.24	9.356	499	105.11
37 - 48	41	14,720,067	12.01	6.285	725	51.71
49 - 60	5	535,844	0.44	8.787	673	54.19
61 - 120	7	616,883	0.50	10.692	552	62.90
Total:	482	122,597,009	100.00	8.588	599	69.68

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
4.500 - 4.999	4	2,080,604	1.70	4.706	784	44.91
5.000 - 5.499	10	3,723,265	3.04	5.113	761	44.46
5.500 - 5.999	22	6,389,923	5.21	5.720	664	58.79
6.000 - 6.499	31	9,089,576	7.41	6.244	652	75.05
6.500 - 6.999	46	13,794,777	11.25	6.733	633	74.77
7.000 - 7.499	29	7,923,890	6.46	7.176	634	74.28
7.500 - 7.999	48	10,849,926	8.85	7.717	580	81.28
8.000 - 8.499	27	4,855,161	3.96	8.242	619	71.57
8.500 - 8.999	39	18,083,279	14.75	8.683	606	70.37
9.000 - 9.499	19	6,904,590	5.63	9.140	614	71.30
9.500 - 9.999	29	7,456,751	6.08	9.806	556	72.19
10.000 - 10.499	28	4,039,987	3.30	10.301	490	69.89
10.500 - 10.999	38	7,026,326	5.73	10.933	530	70.25
11.000 - 11.499	26	4,079,072	3.33	11.428	497	66.01
11.500 - 11.999	52	9,805,711	8.00	11.829	532	62.16
12.000 - 12.499	15	2,776,005	2.26	12.425	522	67.15
12.500 - 12.999	17	3,448,334	2.81	12.990	534	61.89
13.000 - 13.499	1	99,828	0.08	13.490	484	70.00
13.500 - 13.999	1	170,006	0.14	13.990	492	70.00
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	27	7,160,362	5.84	8.573	653	39.40
50.01 - 55.00	12	3,039,506	2.48	8.672	577	51.83
55.01 - 60.00	22	5,029,101	4.10	9.963	592	57.63
60.01 - 65.00	54	23,186,282	18.91	9.485	584	64.67
65.01 - 70.00	68	18,555,173	15.14	9.958	577	67.12
70.01 - 75.00	66	14,470,779	11.80	8.957	594	70.50
75.01 - 80.00	152	36,694,914	29.93	7.176	618	76.71
80.01 - 85.00	19	3,174,567	2.59	7.949	614	78.41
85.01 - 90.00	36	7,102,826	5.79	7.970	572	85.78
90.01 - 95.00	18	3,483,320	2.84	8.400	592	87.24
95.01 - 100.00	8	700,179	0.57	8.994	575	101.69
Total:	482	122,597,009	100.00	8.588	599	69.68

Current Combined Loan-to-Value Ratio
Current Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	28	7,290,362	5.95	8.528	655	39.69
50.01 - 55.00	13	3,360,689	2.74	8.333	595	50.71
55.01 - 60.00	21	4,627,305	3.77	10.412	573	58.95
60.01 - 65.00	55	23,799,271	19.41	9.379	589	63.88
65.01 - 70.00	67	18,828,377	15.36	9.837	581	66.91
70.01 - 75.00	68	15,119,810	12.33	8.885	598	70.80
75.01 - 80.00	146	33,969,068	27.71	7.267	613	77.49
80.01 - 85.00	22	4,452,398	3.63	7.671	609	77.86
85.01 - 90.00	37	7,123,486	5.81	7.924	567	86.24
90.01 - 95.00	16	3,146,304	2.57	8.431	593	87.95
95.01 - 100.00	9	879,940	0.72	8.877	560	102.02
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Current Updated Combined Loan-to-Value Ratio
Current Updated Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.01 - 50.00	48	13,884,566	11.33	7.258	693	40.84
50.01 - 55.00	19	4,552,993	3.71	8.353	610	52.61
55.01 - 60.00	27	6,097,457	4.97	9.612	588	58.82
60.01 - 65.00	59	22,885,702	18.67	9.551	582	64.14
65.01 - 70.00	66	18,380,947	14.99	9.887	567	68.85
70.01 - 75.00	62	11,950,674	9.75	9.535	551	74.09
75.01 - 80.00	108	26,563,458	21.67	7.519	616	79.27
80.01 - 85.00	34	7,440,709	6.07	7.487	589	82.60
85.01 - 90.00	21	5,288,376	4.31	7.674	595	88.83
90.01 - 95.00	14	2,141,265	1.75	7.892	589	93.90
95.01 - 100.00	10	996,267	0.81	8.702	565	98.40
100.01 or greater	14	2,414,596	1.97	8.133	564	111.54
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

FICO Score
FICO Score	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
399 or less	2	196,854	0.16	10.086	396	65.22
400 - 424	2	193,884	0.16	9.260	415	74.03
425 - 449	10	2,081,183	1.70	8.526	438	75.39
450 - 474	34	5,083,596	4.15	10.143	465	73.42
475 - 499	58	10,606,738	8.65	10.173	487	72.68
500 - 524	65	13,619,980	11.11	9.740	510	72.74
525 - 549	54	12,375,892	10.09	9.751	538	67.73
550 - 574	42	8,735,150	7.13	9.932	558	71.33
575 - 599	49	11,899,570	9.71	8.584	587	72.79
600 - 624	29	11,304,678	9.22	8.623	612	70.96
625 - 649	16	9,075,869	7.40	8.529	632	69.56
650 - 674	28	10,079,555	8.22	7.058	661	70.33
675 - 699	35	9,280,923	7.57	7.382	686	75.52
700 - 724	21	5,418,186	4.42	7.281	711	66.77
725 - 749	12	3,098,801	2.53	6.668	735	67.42
750 - 774	9	2,471,493	2.02	6.441	766	57.31
775 - 799	8	3,433,667	2.80	5.455	786	43.84
800 or greater	8	3,640,990	2.97	5.593	807	52.25
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
California	108	43,370,205	35.38	7.480	630	65.89
Florida	130	24,811,701	20.24	10.662	535	68.30
New York	15	11,103,356	9.06	9.460	609	66.35
New Jersey	10	4,704,633	3.84	8.835	592	78.06
Pennsylvania	34	4,530,486	3.70	11.433	548	70.49
Texas	26	3,286,927	2.68	7.539	596	80.05
Illinois	11	2,855,793	2.33	7.509	629	71.47
Colorado	8	2,842,568	2.32	8.016	652	82.31
Nevada	8	2,295,921	1.87	6.774	640	68.58
Ohio	19	2,056,492	1.68	8.051	597	85.26
South Carolina	6	1,944,089	1.59	6.676	631	78.28
Massachusetts	4	1,879,207	1.53	8.649	531	63.50
Georgia	6	1,499,867	1.22	7.237	566	77.32
Washington	6	1,480,495	1.21	6.587	631	60.75
Maryland	8	1,290,621	1.05	7.924	610	76.66
Arizona	6	1,210,701	0.99	6.146	674	55.04
Virginia	6	1,052,199	0.86	10.137	575	78.38
Michigan	7	1,050,825	0.86	8.127	496	87.99
North Carolina	8	909,099	0.74	8.670	568	95.52
Oregon	3	757,115	0.62	8.072	621	72.44
Minnesota	4	726,728	0.59	7.186	588	81.24
Hawaii	1	679,358	0.55	8.700	677	80.00
Connecticut	3	650,168	0.53	8.394	698	37.34
Idaho	2	643,342	0.52	7.366	651	72.49
Missouri	3	611,089	0.50	9.134	542	78.41
Tennessee	6	544,744	0.44	8.568	598	81.10

*Geographic Distribution continued on the next page

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Geographic Distribution (cont.)

Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
District of Columbia	2	526,312	0.43	6.700	729	51.97
Louisiana	4	390,517	0.32	9.417	538	81.72
Wisconsin	3	359,388	0.29	9.057	597	88.65
Kentucky	2	313,709	0.26	6.971	728	85.11
Arkansas	3	311,160	0.25	9.170	555	104.18
Mississippi	4	257,513	0.21	8.532	561	86.38
Kansas	2	233,240	0.19	7.414	558	97.48
Oklahoma	2	220,196	0.18	7.935	575	79.63
Indiana	3	193,357	0.16	8.563	587	78.36
New Mexico	1	179,763	0.15	9.000	521	76.50
Montana	1	157,255	0.13	7.750	674	54.79
Iowa	1	154,232	0.13	9.050	674	80.00
New Hampshire	1	153,213	0.12	10.800	563	64.65
Alabama	2	136,501	0.11	8.348	570	84.18
Rhode Island	1	114,733	0.09	9.850	553	49.57
West Virginia	1	55,886	0.05	10.450	467	80.00
Nebraska	1	52,305	0.04	10.990	429	58.77
Total:	482	122,597,009	100.00	8.588	599	69.68

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Primary	431	115,049,116	93.84	8.594	596	69.77
Investment	40	5,284,999	4.31	8.094	654	69.89
Second Home	6	1,383,550	1.13	8.617	661	59.68
Non-Owner Occupied	5	879,344	0.72	10.817	530	72.17
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Stated Documentation	186	58,763,178	47.93	8.897	593	69.82
Full	214	42,722,499	34.85	7.921	599	72.72
No Documentation	60	14,744,471	12.03	9.914	599	59.15
No Ratio (NID)	9	2,584,270	2.11	6.774	675	54.25
Alternative	3	1,454,554	1.19	8.122	610	85.87
Low	5	1,373,436	1.12	6.304	714	86.65
Stated Income Verified Assets	5	954,601	0.78	7.837	569	80.68
Total:	482	122,597,009	100.00	8.588	599	69.68

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Refinance - Cashout	288	77,022,974	62.83	9.289	580	67.92
Purchase	150	33,743,278	27.52	7.365	619	76.39
Refinance - Rate Term	43	11,774,871	9.60	7.504	664	61.92
Debt Consolidation	1	55,886	0.05	10.450	467	80.00
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Single Family Residence	388	97,689,927	79.68	8.788	589	69.53
PUD	41	11,634,704	9.49	7.278	645	68.52
2-4 Family	26	7,262,335	5.92	8.283	645	71.16
Condo	22	5,450,055	4.45	8.164	611	72.78
Townhouse	5	559,988	0.46	9.031	592	70.45
Total:	482	122,597,009	100.00	8.588	599	69.68

Next Rate Adjustment*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2006-10	3	1,661,131	1.35	6.695	734	81.80
2006-11	6	783,866	0.64	8.378	568	68.84
2006-12	4	710,052	0.58	7.351	606	71.95
2007-01	11	1,821,388	1.49	8.820	559	73.48
2007-02	8	1,692,687	1.38	7.780	634	46.61
2007-03	13	2,407,116	1.96	8.469	586	80.29
2007-04	3	555,566	0.45	6.776	533	80.90
2007-05	9	1,903,471	1.55	7.620	547	85.45
2007-06	5	1,508,266	1.23	7.616	488	88.82
2007-07	5	989,013	0.81	6.837	556	75.16
2007-08	20	4,685,977	3.82	7.365	587	80.53
2007-09	11	2,602,897	2.12	7.639	563	71.09
2007-10	13	3,222,709	2.63	7.481	546	78.71
2007-11	15	4,506,448	3.68	7.186	616	75.43
2007-12	26	4,985,248	4.07	6.791	673	67.27
2008-01	20	4,999,510	4.08	6.044	696	53.72
2008-02	25	5,108,685	4.17	7.437	608	63.84
2008-03	19	5,080,922	4.14	7.276	642	63.56
2008-04	33	7,409,390	6.04	9.970	547	71.53
2008-05	32	6,016,318	4.91	10.962	541	69.85
2008-06	45	10,284,020	8.39	10.723	536	69.59
2008-07	70	12,412,814	10.12	11.554	532	64.71
2008-08	10	1,764,692	1.44	9.940	521	70.89
2008-09	2	430,919	0.35	6.810	625	82.88
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Next Rate Adjustment (cont.)*
Month & Year of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2008-10	7	1,948,760	1.59	7.369	612	80.02
2008-11	7	843,360	0.69	6.803	625	75.08
2008-12	2	487,594	0.40	7.590	677	76.09
2009-01	6	1,008,577	0.82	7.369	635	78.24
2009-02	4	1,489,423	1.21	7.356	659	72.30
2009-03	3	763,852	0.62	7.324	608	81.12
2009-04	3	4,691,158	3.83	8.595	631	69.35
2009-05	3	4,837,787	3.95	8.791	607	66.29
2009-06	5	6,820,957	5.56	8.675	617	66.22
2009-07	3	3,403,642	2.78	9.389	620	68.35
2010-01	1	134,533	0.11	6.875	538	84.08
2010-02	1	207,420	0.17	5.625	668	84.18
2010-04	1	118,800	0.10	6.500	490	81.93
2010-08	1	101,791	0.08	7.250	679	77.70
2010-10	1	122,397	0.10	7.975	679	90.00
2010-12	1	104,366	0.09	7.250	647	68.18
2011-01	1	999,516	0.82	6.750	650	52.08
2011-02	1	201,600	0.16	6.000	741	80.00
2011-03	10	2,444,061	1.99	6.598	748	67.97
2011-04	2	323,643	0.26	6.971	745	80.00
2011-05	1	373,520	0.30	6.625	718	80.00
2011-06	2	683,400	0.56	6.875	776	75.60
2011-07	1	560,000	0.46	7.375	686	80.00
2013-01	1	342,000	0.28	6.250	663	90.00
2016-02	2	420,500	0.34	6.345	730	65.54
2016-03	3	1,169,249	0.95	6.183	740	51.54
2016-05	1	452,000	0.37	7.000	682	80.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2.000 - 2.499	31	9,683,985	7.90	6.493	711	68.42
2.500 - 2.999	51	16,480,545	13.44	6.113	722	57.38
3.000 - 3.499	4	763,675	0.62	7.443	635	56.44
3.500 - 3.999	2	686,655	0.56	6.879	697	57.64
4.000 - 4.499	8	1,311,813	1.07	7.445	617	82.52
4.500 - 4.999	32	7,731,369	6.31	7.375	529	80.27
5.000 - 5.499	29	22,669,359	18.49	9.036	605	66.44
5.500 - 5.999	62	12,453,514	10.16	7.759	574	76.32
6.000 - 6.499	50	12,147,172	9.91	9.361	590	71.00
6.500 - 6.999	80	15,009,968	12.24	9.654	543	75.38
7.000 - 7.499	108	19,789,688	16.14	11.092	520	68.55
7.500 - 7.999	13	2,371,178	1.93	8.506	589	79.36
8.000 - 8.499	8	1,072,494	0.87	7.660	567	83.41
8.500 - 8.999	2	254,809	0.21	9.530	619	88.05
9.000 - 9.499	1	122,459	0.10	9.450	622	91.11
9.500 - 9.999	1	48,326	0.04	10.650	517	97.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Maximum Mortgage Rate*
Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
8.000 - 8.499	1	163,671	0.13	7.500	689	81.18
9.500 - 9.999	2	1,046,440	0.85	6.099	741	65.66
10.500 - 10.999	5	2,101,252	1.71	4.939	774	45.61
11.000 - 11.499	19	6,674,731	5.44	5.787	750	51.09
11.500 - 11.999	24	7,014,343	5.72	5.915	666	63.13
12.000 - 12.499	30	7,519,568	6.13	6.520	648	74.85
12.500 - 12.999	38	10,977,082	8.95	6.870	619	71.37
13.000 - 13.499	25	7,025,201	5.73	7.118	622	76.28
13.500 - 13.999	45	10,072,223	8.22	7.800	577	81.76
14.000 - 14.499	22	4,114,636	3.36	8.126	578	82.21
14.500 - 14.999	34	17,171,281	14.01	8.696	601	70.50
15.000 - 15.499	22	7,494,752	6.11	9.301	610	70.51
15.500 - 15.999	29	7,553,990	6.16	9.732	552	71.93
16.000 - 16.499	24	3,541,323	2.89	10.319	493	68.59
16.500 - 16.999	33	6,457,817	5.27	10.887	535	70.50
17.000 - 17.499	30	4,766,245	3.89	11.307	498	64.48
17.500 - 17.999	54	10,147,564	8.28	11.678	534	63.48
18.000 - 18.499	14	2,358,788	1.92	12.434	510	70.08
18.500 - 18.999	20	4,031,005	3.29	12.228	558	62.91
19.000 - 19.499	5	1,112,380	0.91	7.255	636	82.25
19.500 - 19.999	6	1,252,716	1.02	7.875	601	75.53
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Minimum Mortgage Rate*
Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
2.000 - 2.499	19	4,996,304	4.08	6.058	714	63.86
2.500 - 2.999	16	3,260,171	2.66	6.674	648	79.84
3.000 - 3.499	1	132,000	0.11	8.625	651	105.60
4.000 - 4.499	1	283,300	0.23	8.875	730	79.99
4.500 - 4.999	4	2,080,604	1.70	4.706	784	44.91
5.000 - 5.499	9	3,575,166	2.92	5.117	762	43.78
5.500 - 5.999	13	3,907,901	3.19	5.736	668	53.06
6.000 - 6.499	20	6,682,252	5.45	6.397	625	75.88
6.500 - 6.999	41	12,349,200	10.07	6.753	628	75.35
7.000 - 7.499	27	7,428,206	6.06	7.260	630	75.08
7.500 - 7.999	48	10,572,084	8.62	7.760	575	81.18
8.000 - 8.499	30	5,361,059	4.37	8.940	599	72.57
8.500 - 8.999	34	17,419,171	14.21	8.678	604	69.67
9.000 - 9.499	19	6,904,590	5.63	9.140	614	71.30
9.500 - 9.999	29	7,456,751	6.08	9.806	556	72.19
10.000 - 10.499	118	20,541,330	16.76	11.482	509	67.82
10.500 - 10.999	14	1,848,893	1.51	10.938	524	69.63
11.000 - 11.499	4	694,960	0.57	11.213	527	59.60
11.500 - 11.999	28	5,296,306	4.32	11.745	546	59.73
12.000 - 12.499	2	343,173	0.28	12.221	556	68.91
12.500 - 12.999	5	1,463,589	1.19	12.990	533	54.35
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Initial Periodic Rate Cap*
Initial Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.001 - 1.000	46	10,187,500	8.31	7.292	612	66.42
1.001 - 2.000	101	26,226,159	21.39	8.038	620	65.77
2.001 - 3.000	152	47,899,515	39.07	8.041	602	74.36
4.001 - 5.000	170	33,044,947	26.95	10.489	557	66.43
5.001 - 6.000	11	4,276,721	3.49	6.897	686	72.78
9.001 - 10.000	1	559,668	0.46	7.163	695	80.00
12.001 - 13.000	1	402,500	0.33	6.250	809	70.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

Subsequent Periodic Rate Cap*
Subsequent Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1.000 - 1.999	291	78,168,445	63.76	8.179	593	73.28
2.000 - 2.999	187	43,271,508	35.30	9.300	608	63.25
3.000 - 3.999	3	597,388	0.49	11.957	549	55.45
9.000 - 9.999	1	559,668	0.46	7.163	695	80.00
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Lifetime Periodic Cap*
Lifetime Periodic Cap (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0.500 - 0.999	1	163,671	0.13	7.500	689	81.18
1.000 - 1.499	1	1,374,962	1.12	8.625	547	60.84
2.000 - 2.499	1	48,591	0.04	11.875	718	69.42
2.500 - 2.999	1	559,668	0.46	7.163	695	80.00
3.000 - 3.499	2	275,893	0.23	8.250	637	60.69
3.500 - 3.999	1	95,537	0.08	9.875	703	65.89
4.000 - 4.499	6	1,251,991	1.02	8.066	704	35.21
4.500 - 4.999	4	1,544,874	1.26	7.017	749	86.34
5.000 - 5.499	17	4,282,454	3.49	6.395	722	61.44
5.500 - 5.999	2	553,766	0.45	8.149	742	52.05
6.000 - 6.499	410	105,328,218	85.91	8.760	589	69.64
6.500 - 6.999	3	494,911	0.40	8.584	528	98.08
7.000 - 7.499	20	3,735,305	3.05	8.660	569	79.77
8.000 - 8.499	2	180,171	0.15	10.990	463	66.74
11.500 - 11.999	1	209,236	0.17	5.800	630	76.95
12.500 - 12.999	10	2,497,762	2.04	6.697	662	78.23
Total:	482	122,597,009	100.00	8.588	599	69.68
*ARM Loans Only

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

DESCRIPTION OF THE ADJUSTABLE RATE COLLATERAL

Original Prepayment Charge Term
Original Prepayment Charge Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
0	165	53,651,862	43.76	7.525	649	66.84
12	20	5,763,752	4.70	10.410	584	66.15
24	248	49,192,546	40.13	9.785	536	72.17
36	47	13,607,594	11.10	7.726	630	73.39
60	2	381,255	0.31	7.089	710	69.60
Total:	482	122,597,009	100.00	8.588	599	69.68

Lien Position
Lien Position	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
1st Lien	482	122,597,009	100.00	8.588	599	69.68
Total:	482	122,597,009	100.00	8.588	599	69.68

Loan Status
Loan Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Current Updated CLTV (%)
Active	445	115,876,403	94.52	8.620	603	69.10
Forbearance	23	4,896,409	3.99	7.801	518	80.42
Bankruptcy	14	1,824,197	1.49	8.673	509	77.60
Total:	482	122,597,009	100.00	8.588	599	69.68

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Darren Hadlock	212-250-6503

ABS Banking
Susan Valenti	212-250-3455
Karan Mehta	212-250-0869
Kathie Peng	212-250-7259

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Brendon Girardi	212-250-2958
Andrew Peake	212-250-5049

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change